EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Apple Residential Income Trust, Inc. of our report dated February 4, 1999, with respect to the consolidated financial statements and schedule of Apple Residential Income Trust, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998:

 Registration Statement Number                     Description
 -----------------------------                     -----------

          333-64703              Form S-8, pertaining to the Company's 1996
                                   Non-Employee Directors Stock Option Plan

          333-64701              Form S-8, pertaining to the Company's 1996
                                   Incentive Plan


                                                        /s/ Ernst & Young LLP

Richmond, Virginia
March 29, 1999